UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ARCHON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARCHON CORPORATION

4336 Losee Road

Suite 5

North Las Vegas, Nevada 89030

May 1, 2006

Dear Common or Preferred Stockholders:

We are pleased to invite you to attend the 2006 annual meeting of stockholders of Archon Corporation. The meeting will be held at the Vargas / Bartlett Conference Room, 3rd Floor South, 3773 Howard Hughes Parkway, Las Vegas, Nevada 89109 on Tuesday May 23, 2006 at 2:30 p.m. PDT. We hope that you will be able to attend the annual meeting in person and we look forward to seeing you. The agenda for the annual meeting is described in the accompanying notice of annual meeting and proxy statement.

At the annual meeting the common stockholders will be asked to:

•	elect one director, who will serve for a three-year term; and

•	ratify the Company’s selection of its independent registered public accounting firm for the current fiscal year.

The preferred stockholders will be asked to:

•	elect one special director for a three-year term.

We encourage you to attend the meeting in person. Whether or not you plan to attend, your vote is important, regardless of the number of shares that you own. After reading the enclosed notice of annual meeting and proxy statement, please sign and date the enclosed proxy card and return it to us in the provided envelope.

Sincerely,

/s/ Paul W. Lowden
Paul W. Lowden
Chairman of the Board and President
Archon Corporation

ARCHON CORPORATION

4336 Losee Road

Suite 5

North Las Vegas, Nevada 89030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2006

The 2006 annual meeting of the stockholders of Archon Corporation, a Nevada corporation (the “Company”), will be held at the Vargas / Bartlett Conference Room, 3rd Floor South, 3773 Howard Hughes Parkway, Las Vegas, Nevada 89109, on Tuesday May 23, 2006, commencing at 2:30 p.m. PDT for the following purposes:

For holders of common stock:

1.	To elect one director, who will serve until the 2009 annual meeting of stockholders and until his successor is elected and has qualified;

2.	To consider and act upon a proposal to ratify the selection of the Company’s independent registered public accounting firm for the current fiscal year; and

3.	To consider and act upon such other business as may properly come before the annual meeting and at any adjournment or postponement thereof.

For holders of exchangeable redeemable preferred stock:

1.	To elect one special director, who will serve until the 2009 annual meeting of stockholders and until his successor is elected and has qualified, or such earlier date as described in this proxy statement.

Pursuant to the Company’s by laws, the Company’s board of directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof as of the close of business on March 31, 2006. Accordingly, only stockholders of record on that date and at that time will be entitled to vote with respect to matters to be submitted to stockholders at the annual meeting and at any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company after the record date.

It is important that your shares be represented at the annual meeting, regardless of the number you hold. Whether or not you plan to attend the annual meeting, please sign, date and mail the enclosed proxy card in the return envelope, which requires no postage in the United States.

By Order of the Board of Directors

/s/ John M. Garner
John M. Garner
Secretary

Las Vegas, Nevada

May 1, 2006

ARCHON CORPORATION

4336 Losee Road

Suite 5

North Las Vegas, Nevada 89030

(702) 732-9120

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 1, 2006

This proxy statement is first being mailed on or about May 1, 2006 to holders of common stock, $0.01 par value (“Common Stock”) and holders of the exchangeable redeemable preferred stock, $2.14 liquidation value, (“Preferred Stock”) of Archon Corporation, a Nevada corporation (the “Company”), of record as of the close of business on March 31, 2006.

The enclosed proxy for holders of common stock and proxy for holders of preferred stock are solicited on behalf of the Company’s board of directors (the “Board”) for use at the 2006 annual meeting of stockholders to be held on Tuesday May 23, 2006, at 2:30 p.m. PDT at the Vargas / Bartlett Conference Room, 3rd Floor South, 3773 Howard Hughes Parkway, Las Vegas, Nevada 89109 and at any adjournment or postponement of the annual meeting. A stockholder may revoke its proxy at any time prior to its use by:

•	providing written revocation to the secretary of the Company at its offices; or

•	executing and delivering a later-dated proxy.

Shares represented by an unrevoked proxy will be voted as directed by the stockholder. If no direction is given with respect to a Common Stock proxy, shares will be voted for:

•	the election of John W. Delaney as director to serve until the 2009 annual meeting of stockholders and until his successor is elected and qualified;

•	the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

•	in the discretion of the proxy holders with respect to any other matters properly presented to the stockholders at the annual meeting and at any adjournment or postponement.

If no direction is given with respect to a Preferred Stock proxy, shares of Preferred Stock will be voted for the election of Howard E. Foster as a preferred stockholder special director to serve until the 2009 annual meeting of stockholders and until his successor is elected and qualified, or until the preferred stockholders are no longer entitled to have representation on the Board.

VOTING RIGHTS

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the annual meeting. On that date, 6,235,931 shares of Common Stock and 4,413,777 shares of Preferred Stock were outstanding.

The presence, either in person or by proxy, of persons entitled to vote 50% of the outstanding Common Stock is necessary to constitute a quorum for the transaction of business by the common stockholders at the annual meeting. Paul W. Lowden, Chairman of the Board and President of the Company, beneficially holds approximately 76% of the Common Stock and has advised the Company that his shares will be present and voted at the annual meeting.

Each share of Common Stock is entitled to one vote in connection with each matter submitted for approval by the common stockholder. Abstentions and any shares as to which a broker or nominee does not vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted as shares present and entitled to vote on the proposals. Broker non-votes will not be counted as shares present and entitled to vote on the proposals. As a result,

•	abstentions will have the effect of a vote against the proposal to ratify the selection of the independent registered public accounting firm and no effect on the proposals to elect directors.

•	broker non-votes will have no effect on the proposals to ratify the selection of the independent registered public accounting firm or elect directors.

Paul W. Lowden is the beneficial owner of 4,980,144 shares of Common Stock, or approximately 76%, of the outstanding Common Stock. Mr. Lowden has advised the Company that he intends to vote the Common Stock of which he is the record holder for the nominee for election as director by common stockholders named in this proxy statement and for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. Mr. Lowden has also advised the record holders of shares of Common Stock that he beneficially owns that he intends to do the same. Mr. Lowden is also the beneficial owner of 810,000 shares of Preferred Stock, or approximately 18% of the outstanding Preferred Stock. Mr. Lowden has advised the Company that he intends to vote the Preferred Stock of which he is the record holder for the nominee for election as special director by preferred stockholders named in this proxy statement and advised the record holders of shares of Preferred Stock of which he is the beneficial owner that he intends to do the same.

None of the proposals to be voted on at the annual meeting creates a right of appraisal under Nevada law.

COMMON STOCKHOLDERS’ AGENDA

Proposal 1 — Election of Director

The authorized number of directors of the Company is six, of whom four are elected by the holders of Common Stock and two are elected by the holders of Preferred Stock in accordance with the certificate of designation of the Preferred Stock. The directors are divided into three classes.

The table below provides information regarding the directors of the Company. Mrs. Lowden and Messrs. Lowden, Delaney and Raggio are directors elected by the common stockholders and Messrs. Foster and Parthemore are special directors elected by the preferred stockholders. For additional information regarding the directors, see “Directors and Executive Officers.”

Nominee Directors	Nominee For Term to Expire at the Annual Meeting
John W. Delaney	2009
Howard E. Foster	2009

Other Directors	Term Expires at the Annual Meeting
Suzanne Lowden	2007
Jay Parthemore	2007
Paul W. Lowden	2008
William J. Raggio	2008

The Board has nominated John W. Delaney to stand for election by the common stockholders at the upcoming annual meeting to serve until the 2009 meeting and until his successor has been elected and qualified. The enclosed proxy, unless indicated to the contrary, will be voted for the election of Mr. Delaney.

The Company has been advised by Mr. Delaney that he is willing to be named as a nominee and is willing to continue to serve as a director if reelected. However, if he should be unable to serve as a director, the proxy holders may vote the enclosed proxy for a substitute nominee for election as a director by the common stockholders selected by the Board in its discretion. The affirmative vote of a plurality of Common Stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the director.

The Board recommends that common stockholders vote “for” the election of

Mr. Delaney.

Proposal 2 — Ratification of Auditors

Subject to ratification by the stockholders at the annual meeting, the Board has selected Ernst & Young LLP (“Ernst & Young”) to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 2006. Representatives of Ernst & Young are expected to be present via conference call at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for the current fiscal year.

The Board recommends that common stockholders vote “for” the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

PREFERRED STOCKHOLDERS’ AGENDA

Proposal 1 — Election of Special Director

The Board has nominated Howard E. Foster to stand for election by the preferred stockholders at the upcoming annual meeting to serve until the 2009 annual meeting and until his successor has been elected and has qualified, or until the preferred stockholders are no longer entitled to have representation on the Board. The enclosed proxy, unless indicated to the contrary, will be voted for the election of Mr. Foster

The Company has been advised by Mr. Foster, that he is willing to be named as a nominee and is willing to continue to serve as a director, if reelected. However, if he should be unable to serve as a director, the proxy holders may vote the enclosed proxy for a substitute nominee for election as a director by the preferred stockholders selected by the Board in its discretion. The affirmative vote of holders of a plurality of Preferred Stock represented in person or by proxy and entitled to vote at the annual meeting is required to elect the special director.

The Board recommends that preferred stockholders vote “for” the election of

Mr. Foster.

DIRECTORS AND EXECUTIVE OFFICERS

The following is a list of the current executive officers and directors, including the nominees for election to the Board:

Name	Age	Position with the Company
Paul W. Lowden(1)	62	Chairman of the Board, President and Chief Executive Officer
Suzanne Lowden	53	Director, Executive Vice-President and Assistant Secretary
John W. Delaney(1))(3)	57	Director
William J. Raggio(2)(3)	79	Director
Howard E. Foster(2)	61	Preferred Stockholder Special Director
Jay Parthemore(2)	63	Preferred Stockholder Special Director
John M. Garner(1)	46	Senior Vice-President, Chief Financial Officer, Secretary and Treasurer

(1)	Currently member of the Executive Committee of the Board
(2)	Currently member of the Audit Committee of the Board
(3)	Currently member of the Compensation Committee of the Board.

Paul W. Lowden

Paul W. Lowden has served as President, Chairman of the Board and Chief Executive Officer of the Company since its formation in September 1993. Mr. Lowden held the same positions with the Company’s predecessor, Sahara Resorts, from 1982 to 1993. Mr. Lowden is married to Suzanne Lowden. Mr. Lowden’s term as a director of the Company expires at the annual meeting of stockholders in 2008.

Suzanne Lowden

Suzanne Lowden has served as a director, Executive Vice-President and Assistant Secretary of the Company since its formation, and had served as a director of Sahara Resorts since 1987. Mrs. Lowden was elected Vice President of Sahara Resorts in July 1992. She is also a founding board member of Commercial Bank of Nevada. Mrs. Lowden served as a Nevada State Senator from November 1992 through 1996. She worked for the CBS affiliate in Las Vegas from 1977 to 1987 as an anchorwoman, reporter, writer and producer of television news. Mrs. Lowden is married to Paul W. Lowden. Mrs. Lowden’s term as a director of the Company expires at the annual meeting of stockholders in 2007.

John W. Delaney

John W. Delaney has served as a director of the Company since January 1997. Mr. Delaney is currently president and chief executive officer of Cityfed Mortgage Co., a mortgage banking firm, where he has been employed since 1978. Mr. Delaney has been nominated for reelection to the Board for a term that expires at the annual meeting of stockholders in 2009.

William J. Raggio

William J. Raggio has served as a director, Vice President, Secretary and Corporate Counsel of the Company since its formation in 1993 until 1999. Mr. Raggio held the same position with Sahara Resorts from 1982 until September 1993. Mr. Raggio resigned his position on the board of directors of the Company and certain of its subsidiaries in May 1999 due to a potential conflict caused by his position on the board of another gaming company, a position that Mr. Raggio no longer holds. Mr. Raggio was reappointed to the board of directors of the Company in December 2000. Mr. Raggio is a shareholder and member of the law firm Jones Vargas of Reno, Nevada. Since 1972 he has been a Nevada State Senator. Mr. Raggio is also a director of Sierra Health Services, Inc., a Nevada corporation. Mr. Raggio’s term as a director of the Company expires at the annual meeting of stockholders in 2008.

Howard E. Foster

Howard E. Foster has served as a special director of the Company elected by holders of the Company’s Preferred Stock since May 2000. Since 1980, Mr. Foster has been the President of Howard Foster and Company, an investment advisor firm specializing in small capitalization stocks, turnaround situations and financially distressed companies. Prior to that time, Mr. Foster served as chief financial officer of two publicly-held companies, Associated Products and Bio-Rad Laboratories, and previously worked in the audit, tax and management consulting divisions of Arthur Andersen & Co. Mr. Foster has served on the boards of directors of Bio-Rad Laboratories, Barringer Technologies and Nevada National Bancorporation, where he served as a director elected by preferred stockholders of Nevada National Bancorporation. Mr. Foster has been nominated for reelection to the Board as a special director for a term that expires at the annual meeting of stockholders in 2009, or, if earlier, the date on which all dividend arrearages on the Preferred Stock have been paid.

Jay Parthemore

Jay Parthemore has served as a special director of the Company’s Preferred Stock since February 2003, when he was elected by the Board to fill a vacancy. Mr. Parthemore is currently retired. Over a thirty-three year career, Mr. Parthemore held worldwide marketing executive positions with AT&T and IBM. Mr. Parthemore’s term as a special director of the Company expires at the annual meeting of stockholders in 2007, or, if earlier, the date on which all dividend arrearages on the Preferred Stock have been paid.

John M. Garner

John M. Garner was appointed Senior Vice President, Chief Financial Officer, Secretary and Treasurer in February 2004. Prior to joining the Company, Mr. Garner, a Certified Public Accountant, served as Chief Financial Officer and Treasurer of Mikohn Gaming Corporation from August 2002 to January 2004 and Director of Finance from July 2001 to August 2002; served as Chief Financial Officer and Treasurer of Paul-Son Gaming Corporation from July 1998 to July 2001 and served as Corporate Controller-Vice President of Finance of Alliance Gaming Corporation/Bally Gaming, Inc. from 1989 through 1998. Prior to these positions, Mr. Garner practiced public accounting with Ernst & Young and Peat Marwick Mitchell.

The Board and its Committees

During the fiscal year ended September 30, 2005, the Board held three meetings. The directors attended all meetings except one director who missed one meeting. The Board has standing executive, audit and compensation committees. During the last fiscal year, the executive committee held one meeting; the audit committee held eight meetings and the compensation committee held three meetings. All committee members attended at least 75% of the committee meetings for which they were scheduled except for Mr. Raggio who attended approximately 58% of the scheduled meetings. Membership in the various committees is determined by action of the full Board. The function of the executive, audit and compensation committees and their membership are described below.

i. Executive Committee

The executive committee is authorized to exercise, to the fullest extent permitted by Nevada law and the by laws of the Company, all of the authority of the Board. The executive committee is composed of Paul W. Lowden (Chairman), John W. Delaney and John M. Garner.

ii. Audit Committee

The audit committee’s primary responsibilities include recommending which firm of accountants should be selected as the Company’s independent auditors, overseeing the independent auditor relationship, providing guidance and oversight to the Company’s internal audit activities, reviewing the audited financial statements and quarterly financial information with the independent auditors and management and discussing the quality and adequacy of the Company’s internal controls. The audit committee is currently composed of Jay Parthemore (Acting Chairman), William J. Raggio and Howard E. Foster.

Messrs. Raggio, Foster and Parthemore are independent directors, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Rule 4200(a)(15) provides that a director is not independent for purposes of the rule if, among other things, the director has been employed by the Company or its affiliates in any of the last three years. The Board considers Mr. Foster to be a financial expert within the meaning of Item 401(h)(2) of Regulation S-K, which generally means the Company believes Mr. Foster has an understanding of generally accepted accounting principles; the ability to assess the general application of such principles; experience preparing, auditing, analyzing, or evaluating financial statements similar to the Company’s; an understanding of internal control over financial reporting; and an understanding of audit committee functions. Mr. Foster’s relevant experience is summarized under “Directors and Executive Officers-Howard Foster,” above.

The audit committee operates under a written charter adopted by the Board and revised in 2004. In addition, the Board adopted a policy for the pre-approval of independent auditor services.

iii. Compensation Committee

The compensation committee establishes compensation for the executive officers of the Company, administers the Key Employee Stock Option Plan (the “Plan”), authorizes grants of options and sales of shares under the Plan and recommends to the full board any modifications of the Plan. The compensation committee is composed of John W. Delaney (Chairman) and William J. Raggio.

The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee directors. Mr. Delaney has not been an officer of the Company or any of its subsidiaries, although Mr. Delaney is the president of Cityfed Mortgage. Prior to fiscal year 2004, the Company purchased from Cityfed Mortgage an aggregate of approximately $0.9 million of commercial and residential loans originally funded by Cityfed Mortgage to unaffiliated third parties. At September 30, 2005, Cityfed Mortgage owed the Company approximately $0.3 million. See, “Certain Relationships and Transactions.” William J. Raggio, who from 1982 to 1999 served as Vice President, Secretary and General Counsel of the Company and its predecessors, is a stockholder and a member of the law firm of Jones Vargas. During fiscal year 2005, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

iv. Nominating Committee

The Board has determined that a nominating committee is not appropriate for the Company due to the controlling interest in the Company held by the Company’s principal stockholder and Chairman of the Board, Paul W. Lowden. For the same reason, the Board currently does not accept Board nominations from the Company’s stockholders. At this time, nominees to fill Board positions are approved by the full Board.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee, John W. Delaney and William J. Raggio, are non-employee directors. Mr. Delaney has never been an officer of the Company or any of its subsidiaries. Mr. Delaney is the president of J & J Mortgage, a mortgage banking company of which Paul W. Lowden is a director and sole stockholder. During fiscal year 2001 through fiscal year 2003, the Company purchased from J & J Mortgage an aggregate of $0.7 million of commercial and residential loans originally funded by J & J Mortgage to unaffiliated third parties. See “Certain Relationships and Transactions.” William J. Raggio, who from 1982 to 1999 served as Vice-President, Secretary and General Counsel of the Company and its predecessors, is a shareholder and a member of the law firm of Jones Vargas. During fiscal years 2005 and 2004, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation.

Compensation of Directors

Directors who are not employees of the Company or its affiliates receive $24,000 annually and $1,000 per Board meeting attended, $800 per committee meeting attended as a member and $900 per committee meeting attended as chairman.

Prior to March 31, 2002, upon first being elected to the Board, each non-employee director received options to purchase 12,500 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. Such options were fully vested at the date of grant. The non-employee director stock option plan, pursuant to which such options were granted, ceased granting options in March 2002.

Policy with Respect to Directors

The Company requires all members of the Board to comply with all Company policies prior to attending a newly elected director’s first meeting of the Board. These requirements include filing a gaming application with the Nevada gaming authorities and executing a confidentiality agreement. Until such time as an elected individual has complied with these requirements, he or she will not be entitled to the benefits of the directorship position, including any director fees or stock option awards that would have otherwise been paid or granted.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. People who are subject to the reporting obligations of Section 16(a) are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on our review of the copies of the reports we received and written representations from the Company’s executive officers, directors and holders of 10% of the common stock, the Company believes that, during fiscal year 2005, there were no forms filed late with the SEC.

BENEFICIAL OWNERSHIP OF SHARES

The following sets forth information regarding beneficial ownership of Common Stock and Preferred Stock as of March 31, 2006 by (i) each person known to be the beneficial owner of more than 5% of the outstanding Common Stock or Preferred Stock; (ii) each director of the Company and (iii) all directors and officers of the Company as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class	Shares of Preferred Stock		Percent of Class
Paul W. Lowden	4,980,144	(2)	75.5%	810,000	(3)	18.4%
Suzanne Lowden	4,792	(4)	*	2,524	(5)	*
John W. Delaney	13,750	(6)	*	0		0
William J. Raggio	17,972	(6)	*	5,472		*
Howard Foster	5,300		*	99,126	(8)	2.2%
Jay Parthemore	175,249	(7)	2.8%	200		*
David E. Shaw(9)	0		0	361,000		8.0%
All directors and officers as a group (7 persons)	5,197,207		79.0%	917,322		20.8%

* Less than 1.0%

(1)	The address for Paul W. Lowden is c/o Archon Corporation, 4336 Losee Road, Suite 5, North Las Vegas, Nevada 89030. The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned (where such percentage exceeds 1.0%) has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.
(2)	Includes 1,528,970 shares held by LICO, which is wholly-owned by Mr. Lowden and 359,510 shares that may be acquired upon the exercise of outstanding stock options.
(3)	Includes 804,941 shares held by LICO, which is wholly-owned by Mr. Lowden.
(4)	Includes 4,521 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.
(5)	Includes 1,262 shares held by Mrs. Lowden as custodian for a child and excludes shares beneficially owned by Mr. Lowden reflected in the table.
(6)	Includes or represents 12,500 shares that may be acquired upon the exercise of outstanding stock options.
(7)	Includes 9,342 shares in investment accounts held by Mr. Parthemore’s spouse and mother-in-law. Although Mr. Parthemore has investment power over these securities, Mr. Parthemore disclaims beneficial ownership in these securities.
(8)	Includes 69,426 shares owned by clients of Mr. Foster for which Mr. Foster has investment power but no pecuniary interest.
(9)	The address for Mr. Shaw is 120 W. 45th Street, Tower 45, 39th Floor, New York, New York 10036. Mr. Shaw does not own the Preferred Stock directly but by virtue of his position as president and sole shareholder of D. E. Shaw & Co., Inc. and other of his companies, he is deemed to be the beneficial owner of such shares.

EXECUTIVE COMPENSATION

Executive Compensation

Set forth below is information concerning compensation for services in all capacities to the Company and its affiliates for the fiscal years ended September 30, 2005, 2004 and 2003 of Paul W. Lowden, the Chief Executive Officer and John M. Garner, the Chief Financial Officer. There were no other executive officers serving as such at the end of the Company’s fiscal year ended September 30, 2005 that earned a total annual salary and bonus in excess of $100,000 during the fiscal year ended September 30, 2005.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	All Other Compensation ($)
Paul W. Lowden President, Chairman of the Board and CEO	2005 2004 2003	$550,000 571,154 550,000	$200,000 200,000 200,000	(2) (2) (2)	$0 0 0	$64,846 79,755 71,344	(3) (3) (3)
John M. Garner Chief Financial Officer	2005 2004 2003	$110,865 95,000 0	$0 1,000 0	(4) (4) (4)	$0 0 0	$5,709 2,371 0	(4) (4) (4)

(1)	The Company provides perquisites and other personal benefits, including automobiles to its senior executives and provides such persons complimentary privileges at the restaurants and bars of the Company’s hotel-casino. It is impractical to ascertain the extent to which such privileges are utilized for personal rather than business purposes. However, after reasonable inquiry, the Company believes the value of all such perquisites and other personal benefits is less than the lesser of $50,000 or 10% of the total salary and bonus reported for the person named above.
(2)	See “Compensation Arrangements with Mr. Lowden.”
(3)	“All Other Compensation” for Mr. Lowden in fiscal year 2005 includes $7,272 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, auto and gas reimbursement of $5,413 for the benefit of Mr. Lowden, payment of $17,525 for household services for the benefit of Mr. Lowden, medical reimbursement of $31,661 for the benefit of Mr. Lowden and $2,975 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” for Paul W. Lowden in fiscal year 2004 includes $7,404 of life insurance premiums paid by the Company for the benefit of Mr. Lowden, auto and gas reimbursement of $4,941 for the benefit of Mr. Lowden, payment of $31,356 for household services for the benefit of Mr. Lowden, medical reimbursement of $32,804 for the benefit of Mr. Lowden and $3,250 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden. “All Other Compensation” for Paul W. Lowden in fiscal year 2003 includes $7,404 group term life insurance paid by the Company for the benefit of Mr. Lowden, auto and gas reimbursement of $25,994 for the benefit of Mr. Lowden, payment of $34,946 for household services for the benefit of Mr. Lowden and $3,000 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Lowden.
(4)	“All Other Compensation” for Mr. Garner in fiscal year 2005 includes auto and gas reimbursement of $4,880 for the benefit of Mr. Garner, and $829 of matching contributions made by the Company to the Retirement Savings 401(k) Plan for the benefit of Mr. Garner. “All Other Compensation” for John Garner in fiscal year 2004 includes auto and gas reimbursement of $2,371 for the benefit of Mr. Garner.

Compensation Arrangements with Mr. Lowden

The compensation committee of the Board approved Mr. Lowden’s compensation package for the fiscal year ended 2005, which provided for an annual base salary of $550,000. Additionally, in recognition of Mr. Lowden’s efforts, the compensation committee approved a bonus in the amount of $200,000 payable in bi-weekly installments throughout fiscal year 2005.

The following reports of the compensation and audit committees and the performance graph that appears after the reports shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of

1933 or the Securities Exchange Act of 1934, or incorporated by reference in any documents so filed.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

It is the responsibility of the compensation committee to establish and review the Company’s executive compensation plans, programs and policies, monitor the performance and compensation of executive officers, and make recommendations to the Board concerning matters of executive compensation. This report is provided by the compensation committee of the Board to assist stockholders in understanding the objectives and procedures in establishing the compensation of the Company’s chief executive officer and other executive officers.

Compensation Policies Toward Executive Officers

The compensation committee recognizes that an executive compensation policy should be designed to provide competitive levels of compensation that integrate base salary and annual bonus with the Company’s annual and long-term goals, reward exceptional performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. The compensation committee believes that in order to align the financial interest of the Company’s executives with that of its stockholders, a portion of its executives’ compensation should be tied to the achievement of long-term performance criteria. Performance criteria considered by the compensation committee reflects Company strategies. The compensation committee reviews these criteria on a periodic basis to ensure their continued alignment with Company strategies. The Company granted stock options in the past to certain executives to similarly align their performance with Company strategies. The Company also maintains certain executive benefits that are considered necessary to offer fully competitive opportunities to its executives.

Chief Executive Officer Compensation

The compensation committee established Mr. Lowden’s annual base salary and annual incentive for fiscal year ended 2005 based upon a review of compensation of chief executives of similar casino and gaming companies, together with an evaluation of the Company’s results for fiscal year 2004. Mr. Lowden’s base salary and annual bonus were not increased in fiscal year 2005.

In evaluating the performance of Mr. Lowden, the compensation committee has considered performance measures that support Company strategies. The Company’s strategy has focused on strengthening its balance sheet by managing its assets, improving operations at the property in Laughlin, Nevada and evaluating development opportunities. Based on these considerations, the compensation committee approved Mr. Lowden’s compensation package for the fiscal year ended 2005.

Compensation Committee:

John W. Delaney, Chairman
William J. Raggio

AUDIT COMMITTEE REPORT

As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young, the Company’s current independent registered public accounting firm, as well as Deloitte & Touche LLP (“Deloitte”) the Company’s former registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States.

The audit committee members’ functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the audit committee certify that the independent auditor is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the audit committee’s members in business, financial and accounting matters.

Among other matters, the audit committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The audit committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the audit committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the audit committee generally oversees the Company’s internal compliance programs.

The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Company’s independent auditor also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discussed with the independent auditor that firm’s independence.

Following the audit committee’s discussions with management and the independent auditor, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended September 30, 2005.

The audit committee has considered whether the provision by the current and former registered public accounting firms, Ernst & Young and Deloitte, respectively, of non-audit services is compatible with maintaining the auditor’s independence.

Audit Committee

Jay Parthemore, Acting Chairman
William J. Raggio
Howard E. Foster

The following fees were billed by Ernst and Young and Deloitte for services provided to the Company for the fiscal years ended September 30, 2005 and 2004:

	2005	2004
Audit fees	$189,921	$213,423

Audit-related fees	$21,625	$13,000

Tax fees	$0	$18,000

All other fees	$0	$0

Audit Fees. Audit Fees are the aggregate fees billed for professional services rendered in connection with the engagement to audit the Company’s annual financial statements for the fiscal years ended September 30, 2005 and 2004 including the reviews of the financial statements included in the Company’s Form 10-Q’s for those fiscal years.

Audit-Related Fees. Audit related fees billed in fiscal years 2005 and 2004 are for professional services rendered in connection with the audit of the Company’s 401(k) retirement plan for the years ended December 31, 2004 and December 31, 2003, respectively.

Tax Fees. Tax fees in 2004 are for professional services rendered in connection with the preparation of the Company’s 2002 federal income tax returns, and fees billed in 2003 are for professional services rendered in connection with the assistance on property tax matters.

All Other Fees. In 2005 and 2004, no fees were paid to Ernst & Young and Deloitte pursuant to the “de-minimus” exception to the pre-approval policy permitted under the Securities and Exchange Act of 1934.

The Audit Committee Guidelines for Pre-Approval of Independent Auditor Services The audit committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent auditor. The audit committee approved the engagement of Ernst & Young to audit the financial statements of the Company and its subsidiaries for the fiscal year 2005 and to provide certain audit-related services to the Company. During the fiscal year ended September 30, 2005, all services provided by the external auditor were pre-approved by the Company’s Audit Committee.

PERFORMANCE GRAPH

The graph below provides a comparison of the cumulative total stockholder return of the Company with the Standard & Poor’s 500 Composite Stock Index and the Dow Jones Casino Index. This graph assumes the investment of $100 on September 30, 2000 in the Company and the two indices mentioned along with the reinvestment of dividends. The returns of the Company and each index have been weighted annually for their market capitalization on September 30 of each year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ARCHON CORPORATION, THE S & P 500 INDEX
AND THE DOW JONES US GAMBLING INDEX

1000
900
800
700
600
500
400
300
200
100
0
DOLLARS
9/00
9/01
9/02
9/03
9/04
9/05
ARCHON CORPORATION
S & P 500
DOW JONES US GAMBLING

* $100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

	Cumulative Total Return
	9/00	9/01	9/02	9/03	9/04	9/05
Archon Corporation	$100.00	$75.15	$61.82	$70.30	$169.70	$915.39

S & P 500	$100.00	$73.38	$58.35	$72.58	$82.65	$92.78

Dow Jones US Gambling	$100.00	$66.71	$104.58	$132.66	$184.45	$199.05

CERTAIN RELATIONSHIPS AND TRANSACTIONS

We believe that all transactions mentioned below are on terms at least as favorable to the Company as would have been obtained from an unrelated third party.

Paul W. Lowden and Suzanne Lowden are married to one another.

The Company has entered into a Patent Rights and Royalty Agreement with David Lowden, brother of Paul W. Lowden, with respect to certain gaming technology for which David Lowden has been issued a patent. The Company has agreed to pay certain royalty payments with respect to the technology incorporated into gaming devices placed in operation, as well as costs related to maintain the patent. David Lowden has granted the Company an exclusive five-year license expiring in January 2007 in the United States with respect to the technology, which will be automatically renewed for additional two-year terms unless the Company terminates the agreement within thirty days prior to the renewal or the agreement is otherwise earlier terminated in accordance with its terms. The Company also has an understanding with David Lowden that it will pay for the costs of commercial development of the technology. As of March 31, 2006, the Company had expended approximately $0.4 million for commercial development of the technology.

In December 2003, Duke’s closed its casino operations. The Company operated Duke’s operations. The Company also loaned Duke’s approximately $1.4 million. The Company wrote-off its investment in Duke’s and recorded a reserve for its receivable from Duke’s of approximately $1.5 million during its fiscal year ended September 30, 2003 and has no further asset exposure from Duke’s. The Company made the determination to reserve the entire amount invested in and owed from Duke’s as the collateral value securing the receivable was deemed insignificant subsequent to the closure of the casino.

During fiscal year 2001 through fiscal year 2003, the Company purchased an aggregate of $0.9 million of commercial and residential loans originally funded by J & J Mortgage to unaffiliated third parties. The loans were purchased by the Company for the principal amount, plus accrued interest, if any. J & J Mortgage is owned by LICO, which in turn is owned by Paul W. Lowden. John W. Delaney is the president of J & J Mortgage. At March 31, 2006, the Company was owed approximately $50,000 from J and J Mortgage.

William J. Raggio, a director of the Company, is a shareholder and member of the law firm of Jones Vargas. During fiscal years 2005 and 2004, the Company retained Jones Vargas to advise the Company regarding various legal matters, and the Company continues to engage Jones Vargas for legal representation. During fiscal year 2005, the Company made payments to Jones Vargas in the amount of approximately $12,000.

ANNUAL REPORT

We mailed our annual report for fiscal year 2005, including our annual report on Form 10-K for fiscal year 2005 without exhibits, to stockholders of record at the close of business on March 31, 2006. We will provide a copy of our annual report on Form 10-K, including exhibits, upon the written request of any beneficial owner of our Common Stock or Preferred Stock as of the record date for the annual meeting and upon reimbursement of our reasonable expenses. Any request should be addressed to the Chief Financial Officer, Archon Corporation, 4336 Losee Road, Suite 5, North Las Vegas, Nevada 89030.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation material for the 2007 annual meeting must set forth such proposal in writing and file it with the secretary of the Company on or before January 1, 2007. The Board will review any proposals from eligible stockholders which it receives by that date and will determine whether any such proposals will be included in its proxy solicitation materials for the 2007 annual meeting. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal at that annual meeting, who has held the securities for at least one year and who continues to own such securities through the date on which the 2007 annual meeting is held.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation. Proxies may be solicited by mail, telephone or e-mail, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their names or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

The Company’s stockholders may send communications to the Board by writing to the Chairman of the Board, Archon Corporation at 4336 Losee Road, Suite 5, North Las Vegas, Nevada 89030. The Company’s acceptance and forwarding of communications to the directors does not imply that the directors owe or assume duties to persons submitting the communications, the duties of the directors being only those prescribed by applicable law.

All communications will be relayed to the directors, except for the following types of communications:

•	communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to stockholders or other constituencies of the Company, generally;

•	communications that advocate the Company’s engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of the Company.

Communications addressed to directors may, at the direction of the directors, be shared with Company management.

BOARD ATTENDANCE AT ANNUAL MEETINGS

Currently, the Company does not have a policy regarding director attendance at annual meetings of stockholders. Usually every sitting director attends the annual meeting of stockholders. At the 2005 annual meeting of stockholders, all six directors were either present in person or participated telephonically.

CODE OF ETHICS

Pursuant to Item 406 of Regulation S-K, the Company adopted a Code of Ethics governing the behavior of the Company’s principal executive and senior financial officers.

OTHER BUSINESS

The Board does not know of any other business that will be presented for consideration at the upcoming annual meeting. If any other business properly comes before the annual meeting or at any adjournment or postponement thereof, the proxy holders will vote in regard to the other business according to their discretion. The Company is not aware of any such other business.

By Order of the Board of Directors

/s/ John M. Garner
John M. Garner
Secretary

May 1, 2006

ANNUAL MEETING OF COMMON STOCKHOLDERS OF

ARCHON CORPORATION

May 23, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

FOR THE NOMINEE

WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:

John W. Delaney

FOR AGAINST ABSTAIN```

2. Ratification of selection of Ernst & Young LLP as the independent registered public accounting firm.

If the instructions don’t provide otherwise, shares of common stock represented by this common stock proxy will be voted for the nominee listed in Proposal 1, and Proposal 2 and in the discretion of the proxy holders with respect to any other matter presented to the holders of common stock at the 2006 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. `

Signature of Stockholder: ` Date: ` Signature of Stockholder: ` Date: `

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ARCHON CORPORATION

COMMON STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF ARCHON CORPORATION

The undersigned hereby appoints Paul W. Lowden and John M. Garner, and each of them, as proxies, with full power of substitution to vote any and all shares of common stock, $0.01 par value, of Archon Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 2:30 p.m. Pacific Daylight Time on Tuesday, May 23, 2006 at the Vargas/Bartlett Conference Room, 3rd Floor South, 3773 Howard Hughes Parkway, Las Vegas, Nevada 89109, and at any adjournment or postponement thereof, as specified on the reverse side of this common stock proxy card. Holders of common stock of record as of March 31, 2006 will be entitled to vote with respect to matters presented to holders of common stock at this annual meeting.

(Continued and to be signed on the reverse side)

14475`

ANNUAL MEETING OF PREFERRED STOCKHOLDERS OF

ARCHON CORPORATION

May 23, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

FOR THE NOMINEEWITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:O Howard E. Foster

If the instructions don’t provide otherwise, shares of Preferred Stock represented by this preferred stock proxy will be voted for the nominee listed in Proposal 1 and and in the discretion of the proxy holders with respect to any other matter presented to the holders of Preferred Stock at the 2006 annual meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder: `Date:` Signature of Stockholder:` Date:`

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ARCHON CORPORATION

PREFERRED STOCK PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF ARCHON CORPORATION

The undersigned hereby appoints Paul W. Lowden and John M. Garner, and each of them, as proxies, with full power of substitution to vote any and all shares of exchangeable redeemable preferred stock, $2.14 liquidation value (“Preferred Stock”), of Archon Corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held at 2:30 p.m. Pacific Daylight Time on Tuesday, May 23, 2006 at the Vargas/Bartlett Conference Room, 3rd Floor South, 3773 Howard Hughes Parkway, Las Vegas, Nevada 89109, and at any adjournment or postponement thereof, as specified on the reverse side of this preferred stock proxy card. Holders of Preferred Stock of record as of March 31, 2006 will be entitled to vote with respect to matters presented to holders of Preferred Stock at this annual meeting.

(Continued and to be signed on the reverse side)

`14475`